Credit Suisse First Boston

IRWHE 2005-C

		Total
	No of	Scheduled
FICO DISTRIBUTION	Loans	Balance	% SCHED BALANCE	WAC	NET WAC	WA DTI	FICO
460 - 479	1	19,903.10	0.03	11.650	10.639	49.80	477
480 - 499	6	201,653.90	0.26	12.101	11.090	43.13	484
500 - 519	4	124,446.77	0.16	11.328	10.317	42.91	516
520 - 539	11	485,506.31	0.62	11.026	10.015	41.78	530
540 - 559	13	606,923.03	0.77	11.064	10.053	35.62	550
560 - 579	29	1,156,591.04	1.47	10.477	9.466	41.84	569
580 - 599	43	2,130,750.55	2.71	10.267	9.255	42.56	588
600 - 619	76	4,382,821.49	5.57	10.945	9.933	43.29	612
620 - 639	113	5,811,570.75	7.38	9.765	8.753	41.77	631
640 - 659	143	8,335,343.42	10.59	9.293	8.281	41.87	650
660 - 679	190	11,387,022.41	14.47	8.166	7.155	41.08	671
680 - 699	170	9,466,116.02	12.03	7.603	6.591	41.53	689
700 - 719	147	8,767,678.18	11.14	7.119	6.108	39.47	710
720 - 739	150	8,201,694.68	10.42	6.401	5.390	40.33	728
740 - 759	152	7,957,036.67	10.11	6.375	5.363	36.76	750
760 >=	211	9,669,008.07	12.29	5.875	4.863	35.10	778
Total:	1,459	78,704,066.39	100.00	7.874	6.863	39.99	690

	Total
	No of Scheduled
DTI Ratio	Loans Balance	% SCHED BALANCE	WAC	NET WAC	WA DTI	FICO
9.99 <=	4 162,491.01	0.21	5.861	4.849	8.66	690
10.00 - 19.99	61 2,680,600.91	3.41	6.203	5.192	16.72	732
20.00 - 29.99	228 9,584,774.82	12.18	7.120	6.109	26.01	710
30.00 - 39.99	435 20,503,727.13	26.05	7.687	6.675	35.43	692
40.00 - 49.99	657 40,408,779.83	51.34	8.237	7.226	45.66	685
50.00 - 59.99	74 5,363,692.69	6.82	8.096	7.084	52.22	663
Total:	1,459 78,704,066.39	100.00	7.874	6.863	39.99	690
Max: 55.00
Min: 6.39
Wgt Avg: 39.99

	Total
	No of Scheduled
State	Loans Balance	% SCHED BALANCE	WAC	NET WAC	WA DTI	FICO
AZ	83 4,133,511.49	5.25	8.797	7.785	39.36	686
CA	381 27,368,988.56	34.77	7.592	6.581	41.90	692
CO	47 2,142,391.51	2.72	8.551	7.539	40.07	682
CT	30 2,063,107.82	2.62	7.291	6.279	40.38	679
DE	6 305,659.36	0.39	7.483	6.472	41.55	722
FL	138 6,584,061.67	8.37	8.192	7.180	40.47	681
GA	12 461,963.43	0.59	9.365	8.353	40.72	622
IL	52 2,669,743.32	3.39	8.604	7.593	38.77	674
IN	19 608,037.67	0.77	7.496	6.485	33.16	694
KY	5 141,180.04	0.18	8.502	7.490	39.40	689
LA	18 497,271.25	0.63	8.834	7.822	31.53	656
MA	35 1,402,034.15	1.78	7.047	6.036	37.12	707
MD	83 4,135,299.61	5.25	7.856	6.844	37.20	702
ME	6 375,835.67	0.48	7.619	6.607	35.65	712
MI	46 1,915,220.53	2.43	7.631	6.620	36.31	696
MO	24 776,548.54	0.99	7.612	6.600	35.76	702
NC	1 25,432.58	0.03	9.500	8.489	26.30	526
NH	14 490,884.84	0.62	7.730	6.719	37.53	679
NJ	14 1,056,481.17	1.34	6.701	5.690	31.38	720
NV	33 2,316,613.47	2.94	7.604	6.593	39.53	694
NY	31 1,547,110.62	1.97	7.857	6.845	42.92	673
OH	48 1,483,868.71	1.89	8.456	7.444	36.93	680
OR	28 1,525,720.72	1.94	7.484	6.472	40.47	702
PA	70 2,426,427.43	3.08	7.497	6.485	38.10	690
RI	6 190,856.25	0.24	7.515	6.503	41.94	682
SC	13 471,187.43	0.60	5.791	4.780	34.81	751
UT	25 859,972.98	1.09	9.880	8.868	42.81	668
VA	67 3,955,408.87	5.03	7.641	6.629	39.12	699
WA	108 6,213,714.33	7.90	8.476	7.465	40.71	683
WI	16 559,532.37	0.71	7.476	6.464	37.25	705
Total:	1,459 78,704,066.39	100.00	7.874	6.863	39.99	690

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Jul 27, 2005 15:15